Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We have issued our report dated June 30, 2008, with respect to the financial statements and supplemental schedules of Furmanite Corporation 401(k) Savings Investment Plan for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Furmanite Corporation on Form S-8 (File No. 333-101996, 333-83968 and 333-14067).
Grant Thornton LLP
Dallas, Texas
June 30, 2008

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